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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-06297, 333-43296, 333-56284, 333-59379, 333-62130, 333-105140, 333-106409, 333-120932, 333-135399, and 333-151488) and Form S-3 (No. 166789) of ArthroCare Corporation our report dated February 14, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Austin, TX
February 14, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM